================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 3, 1998

                             MEDITRUST CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                     1-08131                   95-3520818
(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)


       197 First Avenue, Suite 300
           Needham Heights, MA                                          02194
(address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (781) 433-6000


                          MEDITRUST OPERATING COMPANY
             (Exact name of registrant as specified in its charter)


           DELAWARE                     1-08132                   96-3419438
(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)


       197 First Avenue, Suite 100
           Needham Heights, MA                                          02194
(address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (781) 453-8062


================================================================================

Item 5. Other Events

Meditrust Corporation ("Meditrust") and Meditrust Operating Company ("Operating Company", and together with Meditrust, "The Meditrust Companies") hereby amend and restate the Joint Current Report on Form 8-K of The Meditrust Companies, event date January 3, 1998, as filed with the Securities and Exchange Commission on March 10, 1998, to read in its entirety as follows:


                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     On January 3, 1998, La Quinta Inns, Inc. ("La Quinta"), Meditrust and Operating Company entered into a merger agreement (the "Merger Agreement"), pursuant to which La Quinta will merge with and into Meditrust with Meditrust being the surviving corporation (the "Merger"). As a result of the Merger, Meditrust will acquire all of the assets and liabilities of La Quinta and will assume or retire La Quinta's existing indebtedness.

     La Quinta is currently one of the largest owners/operators of mid-priced hotels, without food and beverage facilities, in the United States, having over 270 inns and hotels primarily located in the western and southern United States. La Quinta was formed and incorporated in Texas in 1968 originally as La Quinta Motor Inns, Inc. La Quinta became a publicly traded entity in 1972 and adopted its present name in 1992.


     Pursuant to the terms of the Merger Agreement, shareholders of La Quinta may receive a combination of common stock of The Meditrust Companies (the "Paired Shares") and the earnings and profit distribution referred to below, or they may elect to receive cash, subject to the amount of aggregate cash payable to La Quinta shareholders being limited to approximately $521 million (representing approximately 24% to 28% of the total merger consideration depending on the Meeting Date Price described below). The stock consideration will be payable in Paired Shares under an exchange ratio determined based on the average closing price of the Paired Shares for 20 randomly determined trading days in a 30 trading day period ending the eighth day prior to La Quinta's shareholder meeting called to consider the Merger (the "Meeting Date Price").

     The Merger Agreement provides that the La Quinta shareholders receiving stock consideration will receive Paired Shares in an amount, based on the Meeting Date Price, equal to the difference between $26.00 and the earnings and profit distribution to be received per La Quinta share, so long as the Meeting Date Price is between $34.20 and $41.80. La Quinta shareholders receiving stock consideration will also receive the earnings and profit distribution so long as they hold the Paired Shares on the applicable record date. The earnings and profit distribution is expected to be declared immediately prior to the Merger, payable to all shareholders of record of The Meditrust Companies on a date to be determined by Meditrust between the fifteenth and the forty-fifth day following the Merger and payable within fifteen days of such record date.

     The Merger Agreement provides that if the Meeting Date Price is greater than or equal to $41.80 but less than or equal to $45.60, the exchange ratio for each share of La Quinta common stock exchanged into Paired Shares will be 0.6220, reduced by the consideration to be received in the earnings and profit distribution per La Quinta share (resulting in total consideration based on the Meeting Date Price ranging from $26.00 to $28.36 per share of La Quinta common stock, including the earnings and profit distribution, as the Meeting Date Price increases through this range). If the Meeting Date Price is greater than $45.60, then each La Quinta share will be entitled to receive $28.36 in total consideration based on the Meeting Date Price, comprised of Paired Shares and the earnings and profit distribution referred to above.

     The Merger Agreement further provides that if the Meeting Date Price is less than $34.20 but greater than or equal to $30.40, the exchange ratio for each share of La Quinta common stock exchanged into Paired Shares will be 0.7602, reduced by the amount to be received in the earnings and profit distribution per La Quinta share (resulting in total consideration based on the Meeting Date Price ranging from $26.00 to $23.11 per share of La Quinta common stock, including the earnings and profit distribution, as the Meeting Date Price decreases through this range). If the Meeting Date Price is below $30.40, La Quinta will have the right to terminate the Merger Agreement under certain circumstances, subject to a "top-up" right exercisable by Meditrust, which is designed to return total consideration per La Quinta share based on the Meeting Date Price to at least $23.11 inclusive of the earning and profit distribution. If the Meeting Date Price is below $28.50, La Quinta will have the unilateral right to terminate the Merger Agreement.


     The Merger is subject to various conditions including, without limitation, approval of the Merger by two-thirds of the outstanding shares of La Quinta common stock, by a majority of the outstanding shares of The Meditrust Companies, and regulatory agencies.

     In addition, on January 11, 1998, The Meditrust Companies and Cobblestone Holdings, Inc. ("Cobblestone") entered into a merger agreement (the "Cobblestone Merger Agreement"), pursuant to which Cobblestone will merge with and into Meditrust (the "Cobblestone Merger" and, together with the Merger, the "La Quinta/Cobblestone Mergers"). Cobblestone is a privately held company and one of the leading owners/operators of golf courses in the United States. Cobblestone has a portfolio of 25 facilities with 29 courses in major golf markets in Arizona, California, Florida, Georgia, Texas and Virginia.

     Under the terms of the Cobblestone Merger Agreement, The Meditrust Companies will acquire all of the outstanding common stock of Cobblestone for Paired Shares and all of the outstanding preferred stock of Cobblestone for either Paired Shares or, at The Meditrust Companies' option, cash, with an aggregate value of approximately $241 million. The number of Paired Shares to be issued in the Cobblestone Merger is expected to be 7,928,000 shares using $30.40 as the assumed Paired Share stock price, subject to adjustment in the manner described in the Cobblestone Merger Agreement. In addition, approximately $169 million of Cobblestone debt and associated costs will be refinanced or assumed as a condition of the closing. The Cobblestone Merger is subject to customary closing conditions.

     The Pro Forma Financial Statements included herein have been adjusted for the purchase method of accounting whereby the hotels, golf courses and related improvements and other assets and liabilities owned by La Quinta and Cobblestone are adjusted to estimated fair market value. The fair market value of the assets and liabilities of La Quinta and Cobblestone have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of La Quinta and Cobblestone will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transactions. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

     The following unaudited Pro Forma Condensed Statements of Operations presented assume the La Quinta/ Cobblestone Mergers had been consummated on terms set forth in the respective merger agreement at the beginning of the period presented. The results of the operations of Santa Anita Realty Enterprises ("Santa Anita Realty") and Santa Anita Operating Company ("Santa Anita Operating") for periods prior to the merger of the corporate predecessors of Meditrust and Operating Company into Santa Anita Realty and Santa Anita Operating, respectively, which occurred on November 5, 1997, are not included in the unaudited Pro Forma Condensed Statements of Operations because such results are not significant. In addition, the unaudited Pro Forma Condensed Combined Balance Sheet presented assumes the La Quinta/Cobblestone Mergers had occurred on March 31, 1998.

     Separate Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998 are presented for both Meditrust and Operating Company as they are legally separate registrants. In addition, Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998 are presented to show the impact of the La Quinta/Cobblestone Mergers on The Meditrust Companies taken as a whole.

     The following unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998 of The Meditrust Companies, Meditrust and Operating Company are derived from historical financial information and pro forma information based in part upon the Combined and Separate Statements of Operations of The Meditrust Companies, filed on The Meditrust Companies' Form 10-K, as amended by amendments filed on Form 10-K/A, for the year ended December 31, 1997 and Form 10-Q for the three months ended March 31, 1998, and in part upon the Combined Statements of Operations of La Quinta filed on Form 10-K for the year ended December 31, 1997 and Form 10-Q for the three months ended March 31, 1998 and the Consolidated Statements of Operations of Cobblestone Holdings, Inc. filed on Form 10-K for the year ended September 30, 1997 and Form 10-Q for the three and six months ended March 31, 1998. The following unaudited Pro Forma Condensed Combined Balance Sheet is based in part upon The Meditrust Companies unaudited Combined and Separate Balance Sheets as of March 31, 1998 and should be read in conjunction with the La Quinta and Cobblestone unaudited financial statements as of March 31, 1998. In management's opinion, all material adjustments necessary to reflect the effects of the La Quinta/Cobblestone Mergers have been made.

     The following unaudited Pro Forma Condensed Statements of Operations are not necessarily indicative of what the actual results of The Meditrust Companies would have been assuming such transactions had been completed as of the beginning of the period presented, nor do they purport to represent the results for future periods.

     The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming that the La Quinta/Cobblestone Mergers had been completed as of March 31, 1998, nor does it purport to represent the future financial position of The Meditrust Companies.

      THE MEDITRUST COMPANIES PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                  (UNAUDITED)


                                              The Meditrust
                                                Companies          La Quinta         Cobblestone
                                            (Historical) (A)   (Historical) (B)   (Historical) (C)
                                           ------------------ ------------------ ------------------
(In thousands)
ASSETS
Real estate investments ..................     $3,022,605         $1,523,581         $ 176,830
Cash and cash equivalents ................         90,526              1,453               400
Trade, notes and other receivables .......         41,662             18,612             9,714
Deferred charges, prepaid expenses,
 inventory and other assets ..............        111,655             28,502            11,053
Deferred income taxes ....................             --              8,325                --
Intangible assets ........................             --                 --             3,489
Goodwill .................................        193,256                 --                --
                                               ----------         ----------         ---------
  Total assets ...........................     $3,459,704         $1,580,473         $ 201,486
                                               ==========         ==========         =========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Liabilities:
Debt .....................................     $1,242,909         $  960,932         $ 154,631
Accounts payable, accrued expenses
 and other liabilities ...................        109,581            125,973            12,989
Deferred income taxes ....................            501             39,291             4,184
Minority interest ........................             --              2,646               337
                                               ----------         ----------         ---------
  Total liabilities ......................      1,352,991          1,128,842           172,141
                                               ----------         ----------         ---------
Redeemable preferred stock ...............             --                 --            42,241
Shareholders' equity:
Series A Non-Voting Convertible
 Common Stock ............................          1,700                 --                --
Common stock .............................         17,684              8,509                17
Additional paid-in-capital ...............      2,282,226            250,496             5,389
Unearned officer's compensation ..........             --               (948)               --
Retained earnings (loss) .................             --            288,607           (18,302)
Distributions in excess of net income.....       (194,897)                --                --
Treasury stock, at cost ..................             --            (95,033)               --
                                               ----------         ----------         ---------
  Total shareholders' equity .............      2,106,713            451,631           (12,896)
                                               ----------         ----------         ---------
  Total liabilities and shareholders'
   equity ................................     $3,459,704         $1,580,473         $ 201,486
                                               ==========         ==========         =========


                                                La Quinta           Cobblestone          Total
                                                Pro Forma            Pro Forma         Pro Forma       Total
                                             Adjustments (D)     Adjustments (AA)     Adjustments    Pro Forma
                                           ------------------- -------------------- -------------- -------------
(In thousands)
ASSETS
Real estate investments ..................    $  1,083,673 (E)    $     86,364(BB)    $1,170,037    $5,893,053
Cash and cash equivalents ................              --                  --                --        92,379
Trade, notes and other receivables .......          42,000 (F)              --            42,000       111,988
Deferred charges, prepaid expenses,
 inventory and other assets ..............          (5,862)(G)              --            (5,862)      145,348
Deferred income taxes ....................          (8,325)(H)              --            (8,325)           --
Intangible assets ........................         112,543 (I)           7,511 (CC)      120,054       123,543
Goodwill .................................         331,129 (J)         158,596 (DD)      489,725       682,981
                                              ------------        ------------        ----------    ----------
  Total assets ...........................    $  1,555,158        $    252,471        $1,807,629    $7,049,292
                                              ============        ============        ==========    ==========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Liabilities:
Debt .....................................    $    834,000(K)     $     45,000(EE)    $  879,000    $3,237,472
Accounts payable, accrued expenses
 and other liabilities ...................              --                  --                --       248,543
Deferred income taxes ....................         (39,291)(H)          (4,184)(FF)      (43,475)          501
Minority interest ........................              --                  --                --         2,983
                                              ------------        ------------        ----------    ----------
  Total liabilities ......................         794,709              40,816           835,525     3,489,499
                                              ------------        ------------        ----------    ----------
Redeemable preferred stock ...............              --             (42,241)(GG)      (42,241)           --
Shareholders' equity:
Series A Non-Voting Convertible
 Common Stock ............................              --                  --                           1,700
Common stock .............................             150 (L)           1,569 (HH)        1,719        27,929
Additional paid-in-capital ...............       1,102,925 (M)         234,025 (II)    1,336,950     3,875,061
Unearned officer's compensation ..........             948 (N)              --               948            --
Retained earnings (loss) .................        (288,607)(O)          18,302 (JJ)     (270,305)           --
Distributions in excess of net income.....        (150,000)(P)              --          (150,000)     (344,897)
Treasury stock, at cost ..................          95,033 (N)              --            95,033            --
                                              ------------        ------------        ----------    ----------
  Total shareholders' equity .............         760,449             253,896         1,014,345     3,559,793
                                              ------------        ------------        ----------    ----------
  Total liabilities and shareholders'
   equity ................................    $  1,555,158        $    252,471        $1,807,629    $7,049,292
                                              ============        ============        ==========    ==========

See accompanying notes to the unaudited pro forma condensed combined balance sheet.

                            The Meditrust Companies
    Notes to Pro Forma Condensed Combined Balance Sheet as of March 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(A) Represents the historical combined balance sheet of Meditrust and Operating Company as of March 31, 1998.

(B) Represents the historical balance sheet of La Quinta as of March 31, 1998.

(C) Represents the historical balance sheet of Cobblestone as of March 31, 1998.


Adjustments for the La Quinta Transaction:

(D) Represents adjustments to record the Merger between Meditrust and La Quinta. The Merger will be accounted for using the purchase method of accounting, based upon the estimated purchase price of $3,007,012 assuming a Meeting Date Price of $30.40 per Paired Share, as follows:


Issuance of 43,297 Paired Shares of The Meditrust Companies, and cash of $475,384 in exchange
 for 77,223 shares of La Quinta common stock (see Note M) ................................    $1,837,464
Assumption of mortgage debt and other liabilities ........................................       960,932
Merger costs (see calculation below) .....................................................       208,616
                                                                                              ----------
                                                                                              $3,007,012
                                                                                              ==========

The following is a calculation of the estimated fees and other expenses related to the Merger:


Buyout of options and restricted stock (8,339 common stock options and 25 shares of
 restricted stock) .......................................................................    $132,000
Employment and non-compete agreements ....................................................      12,000
Severance agreements .....................................................................       7,000
Adjustment of pension plan liability to fair value .......................................       5,000
Estimated call premium for retirement of $120,000 La Quinta 9.25% Senior Subordinated
 Notes, plus interest on defeasance of debt ..............................................      10,000
Estimated loan costs in connection with increasing the availability under The Meditrust
 Companies' Revolving Credit Facility ....................................................       5,000
Advisory fees ............................................................................      28,616
Legal and accounting fees ................................................................       5,000
Other, including printing and filing costs ...............................................       4,000
                                                                                              --------
                                                                                              $208,616
                                                                                              ========

(E) Represents adjustments for the purchase method of accounting whereby the investment in La Quinta hotel properties is adjusted to its estimated fair market value, as follows:


Purchase price (see Note D) ..................................................    $3,007,012
Less: pre-Merger historical basis of La Quinta real estate ...................     1,523,581
Allocation of pro forma basis of La Quinta net assets acquired as follows:
Intangible assets ............................................................       112,543
Goodwill .....................................................................       331,129
Other assets .................................................................        84,705
Other liabilities ............................................................      (128,619)
                                                                                  ----------
 Subtotal ....................................................................     1,923,339
                                                                                  ----------
Step-up to record fair value of La Quinta's real estate investments ..........    $1,083,673
                                                                                  ==========

(F) Represents adjustment for the purchase method of accounting to record a receivable associated with the tax benefit provided from the realization of a preacquisition net operating loss carry back resulting from the buyout of La Quinta stock options and restricted stock.

                            The Meditrust Companies
    Notes to Pro Forma Condensed Combined Balance Sheet as of March 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(G) Represents adjustments for the purchase method of accounting to write off deferred costs of $10,862 and record $5,000 of deferred loan costs expected to be incurred in connection with increasing the availability under The Meditrust Companies' revolving loan agreements that permit borrowings in an aggregate amount of up to $365 million with Fleet National Bank, as agent for certain other financial institutions, and with Via Banque (the "Revolving Credit Facility").

(H) Represents adjustments for the purchase method of accounting to write off the deferred tax assets and liabilities of La Quinta.

(I) Represents adjustments for the purchase method of accounting whereby the tradename, assembled work force and customer reservation system of La Quinta are adjusted to their estimated fair market values.

(J) Represents purchase consideration in excess of the fair market value of the net assets of La Quinta.

(K) Represents additional borrowings assumed to be incurred in connection with the Merger as follows:


Cash consideration for La Quinta shares ..................................    $475,384
Assumed current and accumulated earnings and profits distribution ........     150,000
Merger costs (see calculation above in Note D) ...........................     208,616
                                                                              --------
Total additional borrowings ..............................................    $834,000
                                                                              ========

(L) Represents adjustments to record the exchange of La Quinta common stock for Paired Shares of The Meditrust Companies. Pursuant to the Merger Agreement, La Quinta shareholders may elect to receive either (i) $26.00 cash per share of La Quinta common stock; or (ii) Paired Shares, for which the Exchange Ratio, as defined in the La Quinta Merger Agreement, is based upon the Meeting Date Price of a Paired Share of The Meditrust Companies. For purposes of these statements, the Meeting Date Price is assumed to be $30.40 and the earnings and profits distribution is assumed to be $150,000. At March 31, 1998, there were 77,223 shares of La Quinta common stock outstanding. Assuming approximately 18,284 outstanding shares of La Quinta are exchanged for cash, the remaining 58,939 shares will be exchanged for 43,297 Paired Shares of The Meditrust Companies. The change in common stock is summarized as follows:


Paired Shares issued in connection with the Merger .........      43,297
Par value of each Paired Share .............................    $   0.20
                                                                --------
Increase in common stock ...................................       8,659
Less: La Quinta historical common stock ....................      (8,509)
                                                                --------
Adjustment to common stock .................................    $    150
                                                                ========

(M) Represents adjustments to eliminate La Quinta's historical additional paid-in-capital and record equity based upon the number of Paired Shares issued in connection with the Merger as follows:


Consideration for La Quinta outstanding shares (58,939 shares of La Quinta common stock for $23.11 per share in Paired Shares and earnings and profits distribution; 18,284
 shares for $26.00 cash per share) .......................................................    $1,837,464
Less: 18,284 shares of La Quinta common stock to be exchanged for cash ...................      (475,384)
                                                                                              ----------
Remaining consideration ..................................................................     1,362,080
Book value of La Quinta's additional paid-in-capital .....................................      (250,496)
Increase in common stock .................................................................        (8,659)
                                                                                              ----------
Adjustment to additional paid-in-capital .................................................    $1,102,925
                                                                                              ==========

(N) Represents adjustments to eliminate unearned officer's compensation and treasury stock of La Quinta of $948 and $95,033, respectively.

(O) Represents adjustment to eliminate La Quinta's historical retained earnings of $288,607.

                            The Meditrust Companies
    Notes to Pro Forma Condensed Combined Balance Sheet as of March 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(P) Represents adjustment to record the distribution of current and accumulated earnings and profits, which is assumed to be $150,000, to the shareholders of The Meditrust Companies after consummation of the Merger. The estimated earnings and profits distribution has been presented as if the transaction had been consummated based on the terms and assumptions set forth in the Merger Agreement.

Adjustments for the Cobblestone Transaction

(AA) Represents adjustments to record the merger between Meditrust and Cobblestone. The merger will be accounted for using the purchase method of accounting, based upon the estimated purchase price of $440,631, assuming an exchange price of $30.40 per Paired Share of The Meditrust Companies, as follows:


Issuance of 7,928 Paired Shares of The Meditrust Companies in exchange for 5,220 redeemable
 preferred shares at $8.25 per share and 1,722 common shares at $114.94 per share ........    $241,000
Assumption of mortgage debt and other liabilities ........................................     154,631
Merger costs (see calculation below) .....................................................      45,000
                                                                                              --------
                                                                                              $440,631
                                                                                              ========

The following is a calculation of the estimated fees and other expenses related to the Cobblestone Merger:


Buyout of stock options (113 options at an average strike price of $15.80) .......    $13,000
Estimated cash required for tender premium to retire outstanding Cobblestone debt      15,000
Employment and severance costs ...................................................      3,000
Advisory fees ....................................................................     10,000
Legal and accounting fees ........................................................      3,000
Other, including printing and filing costs .......................................      1,000
                                                                                      -------
                                                                                      $45,000
                                                                                      =======

(BB) Represents adjustments for the purchase method of accounting whereby the investment in Cobblestone golf properties is adjusted to its estimated fair market value, as follows:


Purchase price of Cobblestone (see Note AA) ...........................    $440,631
Less: pre-merger basis of Cobblestone real estate investments .........     176,830

Allocation of pro forma basis of Cobblestone to net assets acquired, as follows:


Intangible assets ....................................................       11,000
Goodwill .............................................................      158,596
Other assets .........................................................       21,167
Other liabilities ....................................................      (13,326)
                                                                            -------
 Subtotal ............................................................      354,267
                                                                            -------
Step-up to record fair value of Cobblestone's real estate investments     $  86,364
                                                                          =========

(CC) Represents adjustments for the purchase method of accounting to write off certain intangible assets of Cobblestone of $3,489 and record the tradename, assembled work force and other intangible assets of $11,000 acquired in the Cobblestone Merger at their estimated fair market values.

(DD) Represents purchase consideration in excess of the fair market value of the net assets of Cobblestone.

(EE) Represents additional borrowings assumed to be incurred in connection with the Cobblestone Merger as follows:


Merger costs -- (see calculation above) .........    $45,000
                                                     =======

                             The Meditrust Companies
    Notes to Pro Forma Condensed Combined Balance Sheet as of March 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(FF) Represents adjustment for the purchase method of accounting to write off the deferred tax liability of Cobblestone.

(GG) Represents the exchange of 5,220 shares of redeemable preferred stock of Cobblestone with a historical value of $42,241 for 1,390 Paired Shares of The Meditrust Companies based on a redemption price of $8.25 per redeemable preferred share and an assumed exchange price of $30.40 per Paired Share of The Meditrust Companies.

(HH) Represents adjustments to record the exchange of redeemable preferred stock and common stock of Cobblestone for Paired Shares. Pursuant to the Cobblestone Merger Agreement, each share of outstanding Cobblestone common stock will be converted into the right to receive Paired Shares based on the Exchange Ratio, as defined in the Cobblestone Merger Agreement, and each share of outstanding Cobblestone redeemable preferred stock will be converted into $8.25 per share payable in cash, or Paired Shares. At the balance sheet date, The Meditrust Companies will exchange 7,928 Paired Shares for 5,220 and 1,722 shares of redeemable preferred stock and common stock of Cobblestone, respectively, based upon an assumed exchange price of $30.40.

The increase in common stock is summarized as follows:


Paired Shares issued in connection with the Cobblestone Merger .........      7,928
Par value of each Paired Share .........................................    $  0.20
                                                                            -------
Increase in common stock ...............................................      1,586
Less: Cobblestone's historical common stock ............................        (17)
                                                                            -------
Adjustment to common stock .............................................      1,569
                                                                            =======

(II) Represents adjustments to eliminate Cobblestone's historical additional paid-in capital and record equity based upon the number of Paired Shares issued in the Cobblestone Merger as follows:


Purchase consideration for outstanding shares of Cobblestone redeemable preferred stock and common stock (5,220 redeemable preferred shares at $8.25 per share and 1,722 common
 shares at $114.94 per share) ............................................................    $241,000
Book value of Cobblestone's additional paid-in-capital ...................................      (5,389)
Increase in common stock .................................................................      (1,586)
                                                                                              --------
Adjustment to additional paid-in-capital .................................................    $234,025
                                                                                              ========

(JJ) Represents the adjustment to eliminate Cobblestone's historical retained loss of $18,302.

                             THE MEDITRUST COMPANIES
                          PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                                                                                                       The
                                                                             Operating                              Meditrust
                                                           Meditrust          Company           Eliminating         Companies
                                                         Pro Forma (A)     Pro Forma (B)          Entries           Pro Forma
                                                        ---------------   ---------------   -------------------   ------------
(In thousands, except per share amounts)
Revenue:
 Rental .............................................     $  137,868        $       --         $        --          $137,868
 Rent from Operating Company ........................        248,292                --            (248,292)(C)            --
 Interest ...........................................        151,315                --                (193)(D)       151,122
 Horse racing revenue ...............................             --             5,228                  --             5,228
 Hotel revenue ......................................             --           494,494                  --           494,494
 Restaurant rent, food & beverage revenue ...........             --            21,158                  --            21,158
 Golf club revenue ..................................             --            58,333                  --            58,333
 Other ..............................................             --             3,480                  --             3,480
                                                          ----------        ----------         -----------          --------
  Total revenue .....................................        537,475           582,693            (248,485)          871,683
Expenses:
 Interest expense ...................................        190,920               209                (193)(D)       190,936
 Amortization of goodwill ...........................         26,700               135                  --            26,835
 Depreciation, amortization & asset
   retirements ......................................        144,309             6,438                  --           150,747
 General and administrative .........................         10,111            22,905                  --            33,016
 Rental expense due to Meditrust ....................             --           248,292            (248,292)(C)            --
 Horse racing operations ............................             --             4,263                  --             4,263
 Hotel and restaurant operations ....................             --           244,501                  --           244,501
 Golf club operations ...............................             --            57,984                  --            57,984
 Property operations ................................            220                --                  --               220
 Net gain on property transactions ..................             --            (8,808)                 --            (8,808)
 Partners' equity in earnings .......................             --               860                  --               860
                                                          ----------        ----------         -----------          --------
  Total expenses ....................................        372,260           576,779            (248,485)          700,554
                                                          ----------        ----------         -----------          --------
Income before income taxes ..........................        165,215             5,914                  --           171,129
Income tax provision ................................             --             2,070                  --             2,070
                                                          ----------        ----------         -----------          --------
Net income ..........................................        165,215             3,844                  --           169,059
                                                          ----------        ----------         -----------          --------
Basic earnings per share ............................     $     1.21        $     0.03                              $   1.24
Basic weighted average shares outstanding ...........        135,999(E)        135,795(E)                            135,795
Diluted earnings per share ..........................     $     1.21        $     0.03                              $   1.24
Diluted weighted average shares outstanding .........        136,732(E)        136,249(E)                            136,249

See accompanying notes to the unaudited pro forma condensed combined statement of operations.

                            The Meditrust Companies
          Notes to Pro Forma Condensed Combined Statement of Operations
                      for the Year Ended December 31, 1997
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(A) Represents the pro forma results of operations of Meditrust for the year ended December 31, 1997 as adjusted for the Merger and the Cobblestone Merger.

(B) Represents the pro forma results of operations of Operating Company for the year ended December 31, 1997 as adjusted for the Merger and the Cobblestone Merger.

(C) Represents the elimination of rental income and expense related to the race track, hotels and golf course properties leased by Operating Company from Meditrust.

(D) Represents the elimination of interest income and expense related to the operating note between Meditrust and Operating Company.


     (E) Basic and diluted weighted average shares include 8,500 paired shares of Series A Non-Voting Convertible Common Stock issued in a private placement by The Meditrust Companies to Merrill Lynch International (the "Forward Equity Transaction"). In connection with the Forward Equity Transaction, The Meditrust Companies entered into a Purchase Price Adjustment Mechanism Agreement, dated as of February 26, 1998, with Merrill Lynch International (the "Price Adjustment Agreement"), pursuant to which the parties agreed to adjust the purchase price of the 8,500,000 paired shares of Series A Non-Voting Convertible Common Stock on or prior to February 26, 1999 by the difference between (i) the market price for the Paired Shares at the time of the settlement and (ii) a reference price (the "Reference Price") based on the closing price for the Paired Shares on February 25, 1998 plus a forward accretion, minus an adjustment to reflect distributions on the Paired Shares during the transaction period (such difference, the "Price Difference"). If the Price Difference is positive, Merrill Lynch International is obligated to deliver Paired Shares or cash to The Meditrust Companies equal in value to the aggregate Price Difference. If the Price Difference is negative, The Meditrust Companies are obligated to deliver additional Paired Shares equal in value to the aggregate Price Difference to Merrill Lynch International. In the event that the market price for the Paired Shares at the time of settlement is lower than the Reference Price, The Meditrust Companies will have to deliver additional Paired Shares to Merrill Lynch International, which would have dilutive effects on the capital stock of The Meditrust Companies. Additionally, under certain adverse market conditions, Merrill Lynch International has the right to accelerate the settlement of all or a portion of the obligation under the Price Adjustment Agreement. Such early settlements may force The Meditrust Companies to issue Paired Shares at a depressed price, which may heighten the dilutive effects on the capital stock of The Meditrust Companies.


The Series A Non-Voting Convertible Common Stock will receive the same dividend as the Company's Common Stock; however, the guaranteed minimum return is Libor plus 75 basis points. Any difference between Libor plus 75 basis points and the dividend payments received by the shareholders will be included in an adjustment amount under the Price Adjustment Agreement. The Company expects the annual dividend to exceed the Libor plus 75 basis points.

This Forward Equity Transaction has been accounted for as an equity transaction with the shares treated as outstanding from their date of issuance for both basic and diluted earnings per share purposes. The accounting treatment for this transaction is expected to be reviewed by the Emerging Issues Task force
(EITF). The Securities and Exchange Commission has concluded that until the EITF has an opportunity to perform a full review of this transaction, future transactions of this type will be accounted for as debt. For previously completed transactions such as the Company's, the Securities and Exchange Commission will not object to the accounting treatment reflected in the Pro Forma Condensed Combined Statement of Operations.

                             THE MEDITRUST COMPANIES
                          PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)


                                                                                                                      The
                                                                             Operating                             Meditrust
                                                           Meditrust          Company           Eliminating        Companies
                                                         Pro Forma (A)     Pro Forma (B)          Entries          Pro Forma
                                                        ---------------   ---------------   ------------------   ------------
(In thousands, except per share amounts)
Revenue:
 Rental .............................................     $   43,656        $       --         $       --         $  43,656
 Rent from Operating Company ........................         73,265                --            (73,265)(C)            --
 Interest ...........................................         39,004                --               (290)(D)        38,714
 Horse racing revenue ...............................             --            36,511                 --            36,511
 Hotel revenue ......................................             --           131,297                 --           131,297
 Restaurant rent, food & beverage revenue ...........             --             5,279                 --             5,279
 Golf club revenue ..................................             --            17,019                 --            17,019
 Other ..............................................         26,000             1,043                 --            27,043
                                                          ----------        ----------         ----------         ---------
  Total revenue .....................................        181,925           191,149            (73,555)          299,519
Expenses:
 Interest expense ...................................         56,088               528               (290)(D)        56,326
 Amortization of goodwill ...........................          7,496               201                 --             7,697
 Depreciation, amortization & asset
   retirements ......................................         39,797             4,088                 --            43,885
 General and administrative .........................          3,794             7,248                 --            11,042
 Rental expense due to Meditrust ....................             --            73,265            (73,265)(C)            --
 Horse racing operations ............................             --            28,196                 --            28,196
 Hotel and restaurant operations ....................             --            65,959                 --            65,959
 Golf club operations ...............................             --            14,569                 --            14,569
 Property operations ................................          1,265                --                 --             1,265
 Other ..............................................         21,430                --                 --            21,430
 Partners' equity in earnings .......................             --               204                 --               204
                                                          ----------        ----------         ----------         ---------
  Total expenses ....................................        129,870           194,258            (73,555)          250,573
                                                          ----------        ----------         ----------         ---------
Income before income taxes ..........................         52,055            (3,109)                --            48,946
Income tax provision ................................             --                --                 --                --
                                                          ----------        ----------         ----------         ---------
Net income ..........................................         52,055            (3,109)                --            48,946
                                                          ----------        ----------         ----------         ---------
Basic earnings per share ............................     $     0.35        $    (0.02)                           $    0.33
Basic weighted average shares outstanding ...........        149,626(E)        148,320(E)                           148,320
Diluted earnings per share ..........................     $     0.35        $    (0.02)                           $    0.33
Diluted weighted average shares outstanding .........        150,105(E)        148,799(E)                           148,799

See accompanying notes to the unaudited pro forma condensed combined statement of operations.

                            The Meditrust Companies
          Notes to Pro Forma Condensed Combined Statement of Operations
                    for the Three Months Ended March 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(A) Represents the pro forma results of operations of Meditrust for the three months ended March 31, 1998 as adjusted for the Merger and the Cobblestone Merger.

(B) Represents the pro forma results of operations of Operating Company for the three months ended March 31, 1998 as adjusted for the Merger and the Cobblestone Merger.

(C) Represents the elimination of rental income and expense related to the race track, hotels and golf course properties leased by Operating Company from Meditrust.

(D) Represents the elimination of interest income and expense related to the operating note between Meditrust and Operating Company.

(E) Basic and diluted weighted average shares include 8,500 shares of Series A Non-Voting Convertible Common Stock issued in a Forward Equity Transaction on February 27, 1998.


The Series A Non-Voting Convertible Common Stock will receive the same dividend as the Company's Common Stock; however, the guaranteed minimum return is Libor plus 75 basis points. Any difference between Libor plus 75 basis points and the dividend payments received by the shareholders will be included in an adjustment amount under the Price Adjustment Agreement. The Company expects the annual dividend to exceed the Libor plus 75 basis points.


This Forward Equity Transaction has been accounted for as an equity transaction with the shares treated as outstanding from their date of issuance for both basic and diluted earnings per share purposes. The accounting treatment for this transaction is expected to be reviewed by the Emerging Issues Task force
(EITF). The Securities and Exchange Commission has concluded that until the EITF has an opportunity to perform a full review of this transaction, future transactions of this type will be accounted for as debt. For previously completed transactions such as the Company's, the Securities and Exchange Commission will not object to the accounting treatment reflected in the Pro Forma Condensed Combined Statement of Operations.

                              MEDITRUST CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                                              La Quinta
                                             Meditrust          Merger
                                          Historical (A)   Adjustments (B)
                                         ---------------- -----------------
(In thousands, except per share amounts)
Revenue:
 Rental ................................    $ 137,868       $        --
 Rent from Operating Company ...........          740           234,753 (D)
 Interest ..............................      151,315                --
                                            ---------       -----------
  Total revenue ........................      289,923           234,753
Expenses:
 Interest expense ......................       87,412           110,408 (E)
 Amortization of goodwill ..............        2,214            16,556 (G)
 Depreciation and amortization .........       26,954           107,383 (H)
 General and administrative ............       10,111                --
 Property operations ...................          220                --
                                            ---------       -----------
  Total expenses .......................      126,911           234,347
                                            ---------       -----------
Net income .............................      163,012               406
                                            =========       ===========
Basic earnings per share ...............    $    2.14
Basic weighted average shares
   outstanding .........................       76,274
Diluted earnings per share .............    $    2.12
Diluted weighted average shares
 outstanding ...........................       77,007


                                            Cobblestone            Other
                                               Merger            Pro Forma          Meditrust
                                          Adjustments (C)       Adjustments         Pro Forma
                                         ----------------- -------------------- ----------------
(In thousands, except per share amounts)
Revenue:
 Rental ................................    $       --        $         --        $   137,868
 Rent from Operating Company ...........        12,799 (D)              --            248,292
 Interest ..............................            --                  --            151,315
                                            ----------        ------------        -----------
  Total revenue ........................        12,799                  --            537,475
Expenses:
 Interest expense ......................        13,500 (F)         (20,400) (I)       190,920
 Amortization of goodwill ..............         7,930 (G)              --             26,700
 Depreciation and amortization .........         9,972 (H)              --            144,309
 General and administrative ............            --                  --             10,111
 Property operations ...................            --                  --                220
                                            ----------        ------------        -----------
  Total expenses .......................        31,402             (20,400)           372,260
                                            ----------        ------------        -----------
Net income .............................       (18,603)             20,400            165,215
                                            ==========        ============        ===========
Basic earnings per share ...............                                          $      1.21
Basic weighted average shares
   outstanding .........................                                              135,999(J)
Diluted earnings per share .............                                          $      1.21
Diluted weighted average shares
 outstanding ...........................                                              136,732(J)

See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

                             Meditrust Corporation
       Notes to Pro Forma Condensed Consolidated Statement of Operations
                      for the Year Ended December 31, 1997
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(A) Represents the historical statement of operations of Meditrust for the year ended December 31, 1997.

(B) Represents adjustments to Meditrust's results of operations assuming the Merger had occurred as of January 1, 1997.

(C) Represents adjustments to Meditrust's results of operations assuming the Cobblestone Merger had occurred as of January 1, 1997.

(D) Represents the pro forma lease revenue from Operating Company to Meditrust for the use of assets that Meditrust will have ownership of subsequent to the La Quinta/Cobblestone Mergers. The respective lease revenue is calculated on a triple net basis based upon the historical revenue and expenses of the assets for the period presented.

(E) Represents adjustments to historical interest expense of Meditrust based on the Merger as follows:


   Reclassification of historical interest expense from Operating Company ................    $ 49,186
   Adjustment to reflect the increase in interest expense as a result of additional borrowings of $834,000 at an assumed rate of 7.5% partially offset by the effect of refinancing the existing La Quinta $120,000 9.25% Senior Subordinated Notes from an
    effective rate of 9.58% to 7.5% ......................................................      60,222
   Amortization of additional deferred loan costs ........................................       1,000
                                                                                              --------
   Adjustment to interest expense ........................................................    $110,408
                                                                                              ========

(F) Represents adjustments to historical interest expense of Meditrust based on the Cobblestone Merger as follows:


   Reclassification of historical interest expense from Operating Company ................    $ 15,273
   Adjustment to reflect the net decrease in interest expense as a result of additional
    borrowings of $45,000 and refinancing the existing debt at 7.5% ......................      (1,773)
                                                                                              --------
   Adjustment to interest expense ........................................................    $ 13,500
                                                                                              ========

(G) Represents adjustments to reflect amortization of goodwill of $16,556 and $7,930 pertaining to the mergers with La Quinta and Cobblestone, respectively. Goodwill represents purchase consideration in excess of the fair market value of the net assets of La Quinta and Cobblestone. Amortization of goodwill is computed using the straight line method over a 20 year estimated useful life.

(H) Represents adjustment to increase depreciation of real estate and personalty and amortization of intangible assets acquired. Depreciation is computed using the straight line method and is based upon the estimated useful lives of 30 years for buildings and improvements, 20 years for land improvements and 5 to 7 years for personal property. Amortization of the tradename asset is computed using the straight line method over a 20 year estimated life. Intangible assets for the assembled work force and customer reservation system are amortized on a straight line basis over a 3 year estimated life. These estimates are based upon management's knowledge of the properties and the hotel and golf course industries in general.

(I) Represents adjustments to interest expense based upon the reduction in additional borrowings assumed to be incurred in connection with the La Quinta/Cobblestone Mergers, effected through the receipt of approximately $272,000 on February 27, 1998 from the issuance of 8,500 shares of Series A Non-Voting Convertible Common Stock in a Forward Equity Transaction, which is assumed to have occurred as of January 1, 1997 for pro forma purposes.

Interest expense on additional borrowings under The Meditrust Companies' Revolving Credit Facility assumes an average interest rate of 7.5%. An increase of 25 basis points in the interest rate on this variable rate debt would increase pro forma interest expense by $2,217, decrease net income to $162,998 and decrease basic earnings per share by $0.02 based upon 135,999 basic weighted average common shares outstanding.

(J) Basic and diluted weighted average shares include 8,500 shares of Series A Non-Voting Convertible Common Stock issued in a Forward Equity Transaction on February 27, 1998.


The Series A Non-Voting Convertible Common Stock will receive the same dividend as the Company's Common Stock; however, the guaranteed minimum return is Libor plus 75 basis points. Any difference between Libor plus 75 basis points and the dividend payments received by the shareholders will be included in an adjustment amount under the Price Adjustment Agreement. The Company expects the annual dividend to exceed the Libor plus 75 basis points.


This Forward Equity Transaction has been accounted for as an equity transaction with the shares treated as outstanding from their date of issuance for both basic and diluted earnings per share purposes. The accounting treatment for this transaction is expected to be reviewed by the Emerging Issues Task force
(EITF). The Securities and Exchange Commission has concluded that until the EITF has an opportunity to perform a full review of this transaction, future transactions of this type will be accounted for as debt. For previously completed transactions such as the Company's, the Securities and Exchange Commission will not object to the accounting treatment reflected in the Pro Forma Condensed Consolidated Statement of Operations.

                              MEDITRUST CORPORATION
                        PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)


                                                              La Quinta
                                             Meditrust          Merger
                                          Historical (A)   Adjustments (B)
                                         ---------------- -----------------
(In thousands, except per share amounts)
Revenue:
 Rental ................................    $  43,656        $       --
 Rent from Operating Company ...........        6,781            60,554 (D)
 Interest ..............................       39,004                --
 Other .................................       26,000                --
                                            ---------        ----------
  Total revenue ........................      115,441            60,554
Expenses:
 Interest expense ......................       25,417            29,369 (E)
 Amortization of goodwill ..............        1,375             4,139 (G)
 Depreciation and amortization .........       10,458            26,846 (H)
 General and administrative ............        3,794                --
 Property operations ...................        1,265                --
 Other .................................       21,430                --
                                            ---------        ----------
  Total expenses .......................       63,739            60,354
                                            ---------        ----------
Net income .............................       51,702               200
                                            =========        ==========
Basic earnings per share ...............    $    0.56
Basic weighted average shares
   outstanding .........................       92,734
Diluted earnings per share .............    $    0.56
Diluted weighted average shares
 outstanding ...........................       93,213


                                            Cobblestone           Other
                                               Merger           Pro Forma          Meditrust
                                          Adjustments (C)      Adjustments         Pro Forma
                                         ----------------- ------------------- ----------------
(In thousands, except per share amounts)
Revenue:
 Rental ................................    $      --         $        --        $    43,656
 Rent from Operating Company ...........        5,930 (D)              --             73,265
 Interest ..............................           --                  --             39,004
 Other .................................           --                  --             26,000
                                            ---------         -----------        -----------
  Total revenue ........................        5,930                  --            181,925
Expenses:
 Interest expense ......................        4,702 (F)          (3,400) (I)        56,088
 Amortization of goodwill ..............        1,982 (G)              --              7,496
 Depreciation and amortization .........        2,493 (H)              --             39,797
 General and administrative ............           --                  --              3,794
 Property operations ...................           --                  --              1,265
 Other .................................           --                  --             21,430
                                            ---------         -----------        -----------
  Total expenses .......................        9,177              (3,400)           129,870
                                            ---------         -----------        -----------
Net income .............................       (3,247)        $     3,400             52,055
                                            =========         ===========        ===========
Basic earnings per share ...............                                         $      0.35
Basic weighted average shares
   outstanding .........................                                             149,626(J)
Diluted earnings per share .............                                         $      0.35
Diluted weighted average shares
 outstanding ...........................                                             150,105(J)

See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

                             Meditrust Corporation
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                    for the Three Months Ended March 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(A) Represents the historical statement of operations of Meditrust for the three months ended March 31, 1998.

(B) Represents adjustments to Meditrust's results of operations assuming the Merger had occurred as of January 1, 1997.

(C) Represents adjustments to Meditrust's results of operations assuming the Cobblestone Merger had occurred as of January 1, 1997.

(D) Represents the pro forma lease revenue from Operating Company to Meditrust for the use of assets that Meditrust will have ownership of subsequent to the La Quinta/Cobblestone Mergers. The respective lease revenue is calculated on a triple net basis based upon the historical revenue and expenses of the assets for the period presented.

(E) Represents adjustments to historical interest expense of Meditrust based on the Merger as follows:


   Reclassification of historical interest expense from Operating Company ................    $14,063
   Adjustment to reflect the increase in interest expense as a result of additional borrowings of $834,000 at an assumed rate of 7.5% partially offset by the effect of refinancing the existing La Quinta $120,000 9.25% Senior Subordinated Notes from an
    effective rate of 9.58% to 7.5% ......................................................     15,056
   Amortization of additional deferred loan costs ........................................        250
                                                                                              -------
   Adjustment to interest expense ........................................................    $29,369
                                                                                              =======

(F) Represents adjustments to historical interest expense of Meditrust based on the Cobblestone Merger as follows:


   Reclassification of historical interest expense from Operating Company ................    $5,145
   Adjustment to reflect the net decrease in interest expense as a result of additional
    borrowings of $45,000 and refinancing the existing debt at 7.5% ......................      (443)
                                                                                              ------
   Adjustment to interest expense ........................................................    $4,702
                                                                                              ======

(G) Represents adjustments to reflect amortization of goodwill of $4,139 and $1,982 pertaining to the mergers with La Quinta and Cobblestone, respectively. Goodwill represents purchase consideration in excess of the fair market value of the net assets of La Quinta and Cobblestone. Amortization of goodwill is computed using the straight line method over a 20 year estimated useful life.

(H) Represents adjustment to increase depreciation of real estate and personalty and amortization of intangible assets acquired. Depreciation is computed using the straight line method and is based upon the estimated useful lives of 30 years for buildings and improvements, 20 years for land improvements and 5 to 7 years for personal property. Amortization of the tradename asset is computed using the straight line method over a 20 year estimated life. Intangible assets for the assembled work force and customer reservation system are amortized on a straight line basis over a 3 year estimated life. These estimates are based upon management's knowledge of the properties and the hotel and golf course industries in general.

(I) Represents adjustments to interest expense based upon the reduction in additional borrowings assumed to be incurred in connection with the La Quinta/Cobblestone Mergers, effected through the receipt of approximately $272,000 on February 27, 1998, from the issuance of 8,500 shares of Series A Non-Voting Convertible Common Stock in a Forward Equity Transaction, which is assumed to have occurred as of January 1, 1997 for pro forma purposes.

Interest expense on additional borrowings under The Meditrust Companies' Revolving Credit Facility assumes an average interest rate of 7.5%. An increase of 25 basis points in the interest rate on this variable rate debt would increase pro forma interest expense by $554, decrease net income to $51,501 and decrease basic earnings per share by $0.00 based upon 149,626 basic weighted average common shares outstanding.

(J) Basic and diluted weighted average shares include 8,500 shares of Series A Non-Voting Convertible Common Stock issued in a Forward Equity Transaction on February 27, 1998.


The Series A Non-Voting Convertible Common Stock will receive the same dividend as the Company's Common Stock; however, the guaranteed minimum return is Libor plus 75 basis points. Any difference between Libor plus 75 basis points and the dividend payments received by the shareholders will be included in an adjustment amount under the Price Adjustment Agreement. The Company expects the annual dividend to exceed the Libor plus 75 basis points.


This Forward Equity Transaction has been accounted for as an equity transaction with the shares treated as outstanding from their date of issuance for both basic and diluted earnings per share purposes. The accounting treatment for this transaction is expected to be reviewed by the Emerging Issues Task force
(EITF). The Securities and Exchange Commission has concluded that until the EITF has an opportunity to perform a full review of this transaction, future transactions of this type will be accounted for as debt. For previously completed transactions such as the Company's, the Securities and Exchange Commission will not object to the accounting treatment reflected in the Pro Forma Condensed Consolidated Statement of Operations.

                           MEDITRUST OPERATING COMPANY
                        PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                                 Operating
                                                  Company          La Quinta        Cobblestone
                                              (Historical)(A)   (Historical)(B)   (Historical)(C)
                                             ----------------- ----------------- -----------------
(In thousands, except per share amounts)
Revenue:
 Horse racing revenue ......................      $ 5,228          $     --          $     --
 Hotel revenue .............................           --           494,494                --
 Restaurant rent, food & beverage
  revenue ..................................           --             8,075            13,083
 Golf club revenue .........................           --                --            65,515
 Other .....................................          137                --             3,343
                                                  -------          --------          --------
  Total revenue ............................        5,365           502,569            81,941
Expenses:
 Interest expense ..........................          209            49,186            15,273
 Amortization of goodwill ..................          135                --                --
 Depreciation, amortization & asset
  retirements ..............................          171            60,817             8,909
 General and administrative ................          447            18,524             4,030
 Rent expense due to Meditrust .............          740                --                --
 Horse racing operations ...................        4,263                --                --
 Hotel operations ..........................           --           244,501                --
 Golf club operations ......................           --                --            58,786
 Net gain on property transactions .........           --            (8,808)               --
 Partners' equity in earnings ..............           --               860                --
                                                  -------          --------          --------
  Total expenses ...........................        5,965           365,080            86,998
                                                  -------          --------          --------
(Loss) income before income taxes ..........         (600)          137,489            (5,057)
Income tax provision .......................           --            50,185                49
                                                  -------          --------          --------
Net (loss) income ..........................      $  (600)         $ 87,304          $ (5,106)
                                                  =======          ========          ========

Basic earnings per share ...................      $ (0.01)
Basic weighted average shares
 outstanding ...............................       82,490
Diluted earnings per share .................      $ (0.01)
Diluted weighted average shares
 outstanding ...............................       83,223


                                                  La Quinta         Cobblestone        Total         Operating
                                                  Pro Forma          Pro Forma       Pro Forma        Company
                                               Adjustments(D)     Adjustments(E)    Adjustments      Pro Forma
                                             ------------------ ------------------ ------------- ----------------
(In thousands, except per share amounts)
Revenue:
 Horse racing revenue ......................    $        --        $        --      $       --     $     5,228
 Hotel revenue .............................             --                 --              --         494,494
 Restaurant rent, food & beverage
  revenue ..................................             --                 --              --          21,158
 Golf club revenue .........................             --             (7,182)(F)      (7,182)         58,333
 Other .....................................             --                 --              --           3,480
                                                -----------        -----------      ----------     -----------
  Total revenue ............................             --             (7,182)         (7,182)        582,693
Expenses:
 Interest expense ..........................        (49,186)(G)        (15,273)(G)     (64,459)            209
 Amortization of goodwill ..................             --                 --              --             135
 Depreciation, amortization & asset
  retirements ..............................        (58,592)(G)         (4,867)(G)     (63,459)          6,438
 General and administrative ................             --                (96)(J)         (96)         22,905
 Rent expense due to Meditrust .............        234,753 (H)         12,799 (H)     247,552         248,292
 Horse racing operations ...................             --                 --              --           4,263
 Hotel operations ..........................             --                 --              --         244,501
 Golf club operations ......................             --               (802)(F)        (802)         57,984
 Net gain on property transactions .........             --                 --              --          (8,808)
 Partners' equity in earnings ..............             --                 --              --             860
                                                -----------        -----------      ----------     -----------
  Total expenses ...........................        126,975             (8,239)        118,736         576,779
                                                -----------        -----------      ----------     -----------
(Loss) income before income taxes ..........       (126,975)             1,057        (125,918)          5,914
Income tax provision .......................        (48,164)(I)             --         (48,164)          2,070
                                                -----------        -----------      ----------     -----------
Net (loss) income ..........................    $   (78,811)       $     1,057      $  (77,754)    $     3,844
                                                ===========        ===========      ==========     ===========

Basic earnings per share ...................                                                       $      0.03
Basic weighted average shares
 outstanding ...............................                                                           135,795(K)
Diluted earnings per share .................                                                       $      0.03
Diluted weighted average shares
 outstanding ...............................                                                           136,249(K)

See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

                          Meditrust Operating Company
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1997
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(A) Represents the historical statement of operations of Operating Company for the period ended December 31, 1997.

(B) Represents the historical statement of operations of La Quinta for the year ended December 31, 1997.

(C) Represents the historical statement of operations of Cobblestone for the year ended September 30, 1997.

(D) Represents adjustments to Operating Company's results of operations assuming the Merger had occurred as of January 1, 1997.

(E) Represents adjustments to Operating Company's results of operations assuming the Cobblestone Merger had occurred as of January 1, 1997.

(F) Represents the adjustment to defer all initiation fee revenue from the sale of club memberships along with the direct incremental costs of selling the memberships, and to amortize deferred revenue over the expected term of memberships and supported by a course by course analysis of member attrition. The incremental direct costs incurred with the selling of memberships will be deferred and capitalized in a manner similar to deferred loan costs in accordance with SFAS No. 91.

(G) Represents the adjustment to reclassify interest, depreciation and amortization expenses related to the ownership of real estate assets from Operating Company to Meditrust.

(H) Represents the pro forma lease expense of Operating Company for the use of assets that Meditrust will have ownership of subsequent to the La
Quinta/Cobblestone mergers. The respective lease expense is calculated on a triple net basis based upon the historical revenue and expenses of the assets for the periods presented.

(I) Represents the adjustment to La Quinta's and Cobblestone's income tax provisions necessitated by the impact to taxable income from the effects of the Merger.

(J) Represents the adjustment to eliminate semi-annual investment banking and service fees to an affiliate of the majority shareholder of Cobblestone.

(K) Basic and diluted weighted average shares include 8,500 shares of Series A Non-Voting Convertible Common Stock issued in a Forward Equity Transaction on February 27, 1998.


The Series A Non-Voting Convertible Common Stock will receive the same dividend as the Company's Common Stock; however, the guaranteed minimum return is Libor plus 75 basis points. Any difference between Libor plus 75 basis points and the dividend payments received by the shareholders will be included in an adjustment amount under the Price Adjustment Agreement. The Operating Company expects the annual dividend to exceed the Libor plus 75 basis points.


This Forward Equity Transaction has been accounted for as an equity transaction with the shares treated as outstanding from their date of issuance for both basic and diluted earnings per share purposes. The accounting treatment for this transaction is expected to be reviewed by the Emerging Issues Task force
(EITF). The Securities and Exchange Commission has concluded that until the EITF has an opportunity to perform a full review of this transaction, future transactions of this type will be accounted for as debt. For previously completed transactions such as the Operating Company's, the Securities and Exchange Commission will not object to the accounting treatment reflected in the Pro Forma Condensed Combined Statement of Operations.

                               MEDITRUST OPERATING
                    COMPANY PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)


                                                Operating
                                                 Company          La Quinta        Cobblestone
                                             (Historical)(A)   (Historical)(B)   (Historical)(C)
                                            ----------------- ----------------- -----------------
(In thousands, except per share amounts)
Revenue:
 Horse racing revenue .....................      $36,511           $     --         $     --
 Hotel revenue ............................           --            131,297               --
 Restaurant rent, food & beverage
  revenue .................................           --              2,029            3,250
 Golf club revenue ........................          341                 --           17,701
 Other ....................................          176                 --              867
                                                 -------           --------         --------
  Total revenue ...........................       37,028            133,326           21,818
Expenses:
 Interest expense .........................          528             14,063            5,145
 Amortization of goodwill .................          201                 --               --
 Depreciation, amortization & asset
  retirements .............................          813             16,823            2,706
 General and administrative ...............          590              5,577            1,081
 Rent expense due to Meditrust ............        6,781                 --               --
 Horse racing operations ..................       28,196                 --               --
 Hotel operations .........................           --             65,959               --
 Golf club operations .....................           --                 --           14,686
 Partners' equity in earnings .............           --                204               --
                                                 -------           --------         --------
  Total expenses ..........................       37,109            102,626           23,618
                                                 -------           --------         --------
(Loss) income before income taxes .........          (81)            30,700           (1,800)
Income tax provision ......................           --             11,205               --
                                                 -------           --------         --------
Net (loss) income .........................      $   (81)          $ 19,495         $ (1,800)
                                                 =======           ========         ========

Basic earnings per share ..................      $ (0.00)
Basic weighted average shares
 outstanding ..............................       91,428
Diluted earnings per share ................      $ (0.00)
Diluted weighted average shares
 outstanding ..............................       91,907


                                                 La Quinta        Cobblestone       Total         Operating
                                                 Pro Forma         Pro Forma      Pro Forma        Company
                                              Adjustments(D)    Adjustments(E)   Adjustments      Pro Forma
                                            ------------------ ---------------- ------------- -----------------
(In thousands, except per share amounts)
Revenue:
 Horse racing revenue .....................    $        --       $       --       $      --    $    36,511
 Hotel revenue ............................             --               --              --        131,297
 Restaurant rent, food & beverage
  revenue .................................             --               --              --          5,279
 Golf club revenue ........................             --           (1,023)(F)      (1,023)        17,019
 Other ....................................             --               --              --          1,043
                                               -----------       ----------       ---------    -----------
  Total revenue ...........................             --           (1,023)         (1,023)       191,149
Expenses:
 Interest expense .........................        (14,063)(G)       (5,145)(G)     (19,208)           528
 Amortization of goodwill .................             --               --              --            201
 Depreciation, amortization & asset
  retirements .............................        (13,548)(G)       (2,706)(G)     (16,254)         4,088
 General and administrative ...............             --               --              --          7,248
 Rent expense due to Meditrust ............         60,554 (H)        5,930(H)       66,484         73,265
 Horse racing operations ..................             --               --              --         28,196
 Hotel operations .........................             --               --              --         65,959
 Golf club operations .....................             --             (117)(F)        (117)        14,569
 Partners' equity in earnings .............             --               --              --            204
                                               -----------       ----------       ---------    -----------
  Total expenses ..........................         32,943           (2,038)         30,905        194,258
                                               -----------       ----------       ---------    -----------
(Loss) income before income taxes .........        (32,943)           1,015         (31,928)        (3,109)
Income tax provision ......................        (11,205)(I)           --         (11,205)          --
                                               -----------       ----------       ---------    -----------
Net (loss) income .........................    $   (21,738)      $    1,015       $ (20,723)     $  (3,109)
                                               ===========       ==========       =========    ===========

Basic earnings per share ..................                                                      $   (0.02)
Basic weighted average shares
 outstanding ..............................                                                        148,320(J)
Diluted earnings per share ................                                                      $   (0.02)
Diluted weighted average shares
 outstanding ..............................                                                        148,799(J)

See accompanying notes to the unaudited pro forma condensed consolidated statement of operations.

                          Meditrust Operating Company
        Notes to Pro Forma Condensed Consolidated Statement of Operations
                    For the Three Months Ended March 31, 1998
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)

(A) Represents the historical statement of operations of Operating Company for the three months ended March 31, 1998.

(B) Represents the historical statement of operations of La Quinta for the three months ended March 31, 1998.

(C) Represents the historical statement of operations of Cobblestone for the three months ended March 31, 1998.

(D) Represents adjustments to Operating Company's results of operations assuming the Merger had occurred as of January 1, 1997.

(E) Represents adjustments to Operating Company's results of operations assuming the Cobblestone Merger had occurred as of January 1, 1997.

(F) Represents the adjustment to defer all initiation fee revenue from the sale of club memberships along with the direct incremental costs of selling the memberships, and to amortize deferred revenue over the expected term of memberships and supported by a course by course analysis of member attrition. The incremental direct costs incurred with the selling of memberships will be deferred and capitalized in a manner similar to deferred loan costs in accordance with SFAS No. 91.

(G) Represents the adjustment to reclassify interest, depreciation and amortization expenses related to the ownership of real estate assets from Operating Company to Meditrust.

(H) Represents the pro forma lease expense of Operating Company for the use of assets that Meditrust will have ownership of subsequent to the La
Quinta/Cobblestone mergers. The respective lease expense is calculated on a triple net basis based upon the historical revenue and expenses of the assets for the periods presented.

(I) Represents the adjustment to La Quinta's income tax provision necessitated by the impact to taxable income from the effects of the Merger.

(J) Basic and diluted weighted average shares include 8,500 shares of Series A Non-Voting Convertible Common Stock issued in a Forward Equity Transaction on February 27, 1998.


The Series A Non-Voting Convertible Common Stock will receive the same dividend as the Company's Common Stock; however, the guaranteed minimum return is Libor plus 75 basis points. Any difference between Libor plus 75 basis points and the dividend payments received by the shareholders will be included in an adjustment amount under the Price Adjustment Agreement. The Operating Company expects the annual dividend to exceed the Libor plus 75 basis points.


This Forward Equity Transaction has been accounted for as an equity transaction with the shares treated as outstanding from their date of issuance for both basic and diluted earnings per share purposes. The accounting treatment for this transaction is expected to be reviewed by the Emerging Issues Task force
(EITF). The Securities and Exchange Commission has concluded that until the EITF has an opportunity to perform a full review of this transaction, future transactions of this type will be accounted for as debt. For previously completed transactions such as the Operating Company's, the Securities and Exchange Commission will not object to the accounting treatment reflected in the Pro Forma Condensed Combined Statement of Operations.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amended Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.



Date: May 20, 1998                           MEDITRUST CORPORATION


                                             By: /s/ David F. Benson
                                                 -------------------------------
                                                         (Signature)

                                                 Name:  David F. Benson
                                                 Title: President


                                             MEDITRUST OPERATING COMPANY


                                             By: /s/ Abraham D. Gosman
                                                 -------------------------------
                                                         (Signature)

                                                 Name:  Abraham D. Gosman
                                                 Title: Chief Executive Officer,
                                                        President and Treasurer